EXHIBIT 99.1

Kohlberg Capital Corporation 2007 Third Quarter Results Conference Call Scheduled for Tuesday, November 6, 2007

NEW YORK, Oct. 29, 2007 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") is scheduled to report financial results for the third quarter ended September 30, 2007 after close of market on Monday, November 5, 2007. On Tuesday, November 6, 2007 at 9:00 a.m. Eastern Standard Time the Kohlberg Capital executive management team will host a conference call and audio webcast highlighting the Company's third quarter results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-888-724-9507.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 90 days. The replay dial in numbers are as follows: Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820 Replay Passcode: 1547801

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CDO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

KCAP-G

CONTACT:  Kohlberg Capital Corporation
          Denise Rodriguez, Investor Relations
          (212) 455-8300
          info@kohlbergcapital.com